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                                                                     Exhibit 99j


                        Consent of Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the prospectus and "Independent Auditors" in the Statement of Additional Information, both included in Post-Effective Amendment No. 59 to the Registration Statement on Form N-1A (No. 811-6526) of Willamette Value Fund of The Coventry Group and to the use of our report dated April 28, 1999, incorporated therein by reference.



                                                           /s/ ERNST & YOUNG LLP
                                                           ERNST & YOUNG LLP

Columbus, Ohio
July 28, 1999